SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

☒ CURRENT REPORT PURSUANT TO `SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report July 27, 2005

Commission File Number 333-74396

JPC CAPITAL PARTNERS, INC.

(Name of Small Business Issuer in Its Charter)

Delaware ____________________ (State or Other Jurisdiction of Incorporation or Organization)	58-2451191 _____________ (I.R.S. Employer Identification No.)
555 North Point Center East, 4th Floor Alpharetta, GA 30022 __________________________ (Address of Principal Executive Offices)	(678) 366-5019 __________________ (Issuer’s Telephone Number, Including Area Code)

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company has renewed its lease with Regus Business Centre Corp., its current landlord, effective June 1, 2005 through May 31, 2006 at a monthly rental rate of $6,300 plus tax.

ITEM 9.01 EXHIBITS

( c ) Exhibits

99.1	REGUS Business Centre Service Agreement Dated May 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JPC CAPITAL PARTNERS, INC.
Registrant

/s/ Jimmie N. Carter
Jimmie N. Carter
Executive Vice President, and
Chief Financial Officer
Date:	July 27, 2005